                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                       Corporate Office Properties Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LETTERHEAD]

To:      Our Shareholders

From:    Clay W. Hamlin, III

Subject: Invitation to the Corporate Office Properties Trust
         2002 Annual Meeting of Shareholders


     You are cordially invited to attend our 2002 Annual Meeting of Shareholders to be held 10:00 a.m. on Thursday, May 16, 2002, at The World Trade Center Baltimore, 401 East Pratt Street, Baltimore, Maryland 21202. At this year's meeting, you will be asked to elect two members of our Board of Trustees.

     In addition to the formal business to be transacted, we will make a presentation regarding our accomplishments in 2001 and other recent developments. You will also have the opportunity at this meeting to ask questions and make comments. Enclosed with this proxy statement are your proxy card and the 2001 Annual Report.

     I look forward to seeing you at the Annual Meeting.


                                                    /s/ Clay W. Hamlin, III

                                                    Clay W. Hamlin, III
                                                    Chief Executive Officer

[LETTERHEAD]



April 2, 2002


Notice of Annual Meeting of Shareholders

Date:    Thursday, May 16, 2002
Time:    10:00 a.m.
Place:   The World Trade Center Baltimore
         401 East Pratt Street, 21st Floor
         Baltimore, MD

     We will hold our Annual Meeting of Shareholders on May 16, 2002 at 10:00 a.m. at The World Trade Center Baltimore. During the Annual Meeting, we will consider and take action on the following proposals:

     1. To elect two Trustees each for a term of three years; and

     2. To transact any other business properly brought before the Annual
Meeting.

     You may vote at the meeting if you were a shareholder of record on March 29, 2002.

By order of the Board of Trustees

/s/ John H. Gurley

John H. Gurley
Senior Vice President, General Counsel and Secretary

                                 PROXY STATEMENT


This proxy statement and the accompanying proxy card are being mailed, beginning on or about April 2, 2002, to owners of common shares of beneficial interest of Corporate Office Properties Trust in connection with the solicitation of proxies by the Board of Trustees for our 2002 Annual Meeting of Shareholders. This proxy procedure is being used to permit all Corporate Office Properties Trust shareholders to vote since many may be unable to attend the Annual Meeting. The Board of Trustees encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.



                                    CONTENTS


General Information                                               2
Proposal 1 -- Election of Trustees                                5
Our Board of Trustees                                             5
Our Executive Officers                                            8
Report of the Compensation Committee                             10
Report of the Audit Committee                                    12
Fees Billed for Services Rendered by Principal Accountant        13
Common Shares Performance Graph                                  13
Share Ownership of our Trustees, Executive Officers
  and 5% Beneficial Owners                                       14
Section 16(a) Beneficial Ownership Reporting Compliance          15
Summary Compensation Table                                       15
Employment Agreements                                            16
Option Grants in Last Fiscal Year                                18
Year End Option Value                                            19
Certain Transactions                                             19
Independent Auditors                                             19
Annual Report on Form 10-K                                       19

                               GENERAL INFORMATION


The questions and answers set forth below provide general information regarding this Proxy Statement and our Annual Meeting of Shareholders.

WHEN ARE OUR ANNUAL REPORT TO SHAREHOLDERS AND THIS PROXY STATEMENT FIRST BEING SENT TO SHAREHOLDERS?

Our Annual Report to shareholders and this Proxy Statement are being sent to shareholders beginning on or about April 2, 2002.


WHAT AM I VOTING ON?

     1.   The election of two Trustees, each for a three-year term.

     2.   Any other business that properly comes before the meeting for a vote.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING AND HOW MANY VOTES DO THEY HAVE?

Common shareholders of record at the close of business on March 29, 2002 may vote at the Annual Meeting. Each share has one vote. There were 22,771,551 common shares outstanding on March 29, 2002.

HOW DO I VOTE?

You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. We are soliciting your appointment of proxies so that your common shares may be voted at the Annual Meeting without your attendance. If you complete and return the enclosed proxy card, your shares will be voted by proxy.

BY COMPLETING AND RETURNING THIS PROXY CARD, WHO AM I DESIGNATING AS MY PROXY?

You will be designating Clay W. Hamlin, III, our Chief Executive Officer, and Randall M. Griffin, our President and Chief Operating Officer, as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxy will vote according to the instructions on your proxy card. IF YOU COMPLETE AND RETURN YOUR PROXY CARD BUT DO NOT INDICATE YOUR VOTE ON BUSINESS MATTERS, YOUR PROXY WILL VOTE "FOR" PROPOSAL 1. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, using their best judgment, on any other business that properly comes before the Annual Meeting.

HOW DO I VOTE USING MY PROXY CARD?

Simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

HOW DO I REVOKE MY PROXY?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

     o Notifying our Secretary, John H. Gurley, in writing at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045, that you are revoking your proxy;
     o    Executing a later dated proxy card; or
     o    Attending and voting by ballot at the Annual Meeting.

WHO WILL COUNT THE VOTES?

An officer of Corporate Office Properties Trust will act as the inspector of election and will count the votes.

WHAT CONSTITUTES A QUORUM?

As of March 29, 2002, Corporate Office Properties Trust had 22,771,551 common shares outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 29, 2002 until a quorum is present.

HOW WILL MY VOTE BE COUNTED?

With respect to Proposal 1, the election of Trustees, votes may be cast in favor of or withheld from one or all nominees. Votes that are withheld will not be included in the vote and will have no effect on the vote.

WHAT PERCENTAGE OF OUR COMMON SHARES DO THE TRUSTEES AND EXECUTIVE OFFICERS OWN?

Our Trustees and executive officers owned approximately 27.5% of our beneficially owned common shares as of March 29, 2002. (See the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details.)

WHAT VOTE IS REQUIRED TO ELECT TRUSTEES?

Trustees are elected by a plurality of the votes, which means that the nominees with the most votes are elected.

WHAT VOTE IS REQUIRED ON OTHER MATTERS?

A majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by the Declaration of Trust. An abstention on such matters will have the same effect as a vote against. Where brokers are prohibited from exercising discretionary authority in voting for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), these shares will not be included in the votes cast but will be counted in determining if there is a quorum at the meeting.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED AND WHO PAYS THE COST?

Our Board of Trustees is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Wells Fargo Bank Minnesota, N.A., our transfer agent, will be assisting us for a fee of approximately $1,000, plus out-of-pocket expenses. Corporate Office Properties Trust pays the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

WHEN ARE SHAREHOLDER PROPOSALS AND TRUSTEE NOMINATIONS FOR OUR 2003 ANNUAL MEETING DUE?

In accordance with our bylaws, notice relating to nominations for Trustees or proposed business to be considered at the 2003 Annual Meeting must be given no earlier than February 14, 2003 and no later than March 16, 2003. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement, nor do they apply to questions a shareholder may wish to ask at the meeting (discussed in the question and answer below).

WHEN ARE SHAREHOLDER PROPOSALS INTENDED TO BE INCLUDED IN THE PROXY STATEMENT FOR THE 2003 ANNUAL MEETING DUE?

Shareholders who wish to include proposals in the Proxy Statement must submit such proposals in accordance with regulations adopted by the Securities and Exchange Commission. Shareholder proposals for the 2003 Annual Meeting must be submitted in writing by December 2, 2002 to John H. Gurley, Senior Vice President, General Counsel and Secretary, at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045. You should submit any proposal by a method that permits you to prove the date of delivery to us.

                       PROPOSAL 1 -- ELECTION OF TRUSTEES

The terms of our two Class I Trustees expire upon the election of their successors at the Annual Meeting. Corporate Office Properties Trust, through the Nominating Committee of the Board of Trustees, has nominated Betsy Z. Cohen and Robert L. Denton for election as Class I Trustees at the Annual Meeting. Each of these nominees has agreed to serve a three-year term if elected.

BETSY Z. COHEN, age 60, has been one of our Trustees since May 1999. Mrs. Cohen has been Chairman, Chief Executive Officer and Trustee of RAIT Investment Trust, a real estate investment trust, since August 1997. She has also served as Chief Executive Officer of TheBancorp.com, Inc. since July 2000 and as a Director of The Maine Merchant Bank, LLC and of Aetna, Inc. From December 1999 to March 2000, Mrs. Cohen also served as a Director of Hudson United Bancorp, a holding company that was the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981, and she was formerly Director of First Union Corp. of Virginia and its predecessor, Dominion Bankshares, Inc.

ROBERT L. DENTON, age 49, has been one of our Trustees since May 1999. Mr. Denton joined The Shidler Group in 1994 and is currently a Managing Partner and the resident principal in the New York office. From 1991 to 1994, Mr. Denton was a Managing Director with Providence Capital, Inc., an investment-banking firm that he co-founded.

If any nominee is unable to stand for election, which we do not presently contemplate, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies will be voted for a substitute nominee.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES IN PROPOSAL 1.

                              OUR BOARD OF TRUSTEES

HOW IS THE BOARD OF TRUSTEES CLASSIFIED?

Our Declaration of Trust provides for three classes of Trustees. You will elect successors to our Class I Trustees at the 2002 Annual Meeting of Shareholders. Our shareholders will elect successors to our Class II Trustees in 2003 and Class III Trustees in 2004. All Trustees will be elected for three-year terms.

BESIDES THE TWO NOMINEES FOR ELECTION, WHO ARE THE OTHER MEMBERS OF OUR BOARD OF TRUSTEES?


                  NAME                       AGE              OFFICE                                   CLASS
                  ----                       ---              ------                                   -----
Jay H. Shidler.........................      55     Chairman of the Board of Trustees                   III
Clay W. Hamlin, III....................      57     Chief Executive Officer and Trustee                 III
Thomas F. Brady........................      52     Trustee                                             II
Steven D. Kesler.......................      50     Trustee                                             II
Kenneth S. Sweet, Jr...................      69     Trustee                                             III
Kenneth D. Wethe.......................      60     Trustee                                             II


JAY H. SHIDLER has been Chairman of our Board of Trustees since October 1997. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a nationally recognized real estate investment company. Mr. Shidler has over 27 years of experience in real estate investment and has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada totaling over $4 billion in aggregate value. Mr. Shidler is a founder and Chairman of the Board of Directors of First Industrial Realty Trust, Inc. and was a founder, former Director and co-Chairman of TriNet Corporate Realty Trust, Inc. (now a subsidiary of iStar Financial, Inc.).

CLAY W. HAMLIN, III has been one of our Trustees and our Chief Executive Officer since October 1997. He was our President from October 1997 until September 1998. From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group's Mid-Atlantic region, where he supervised the acquisition, management and leasing of over four million square feet of commercial property. He has been active in the real estate business for 28 years. Mr. Hamlin is also a founding shareholder of First Industrial Realty Trust, Inc.

THOMAS F. BRADY has been one of our Trustees since January 2002. Mr. Brady has been Vice President-Corporate Strategy & Development at Constellation Energy Group, Inc. ("CEG") since 1999. In this role, Mr. Brady is responsible for setting corporate strategy and managing the development of enabling options to assure delivery of CEG's strategic objectives. Mr. Brady serves as a director of Baltimore Gas and Electric Company and other subsidiaries of CEG. He is Chairman of CEG's two retail energy service companies (BGE Home Products & Services, Inc. and Constellation Energy Source, Inc.), its investment and real estate subsidiaries, as well as its international division. Mr. Brady also serves on the Board of Governors of The National Aquarium in Baltimore and as a Director of Baltimore County Leadership and Villa Julie College.

STEVEN D. KESLER has been one of our Trustees since September 1998. Mr. Kesler is the Chief Executive Officer and President of Constellation Investments, Inc., Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc., wholly-owned indirect subsidiaries of CEG. In this role, Mr. Kesler manages a corporate investment entity, CEG's pension plan, CEG's nuclear decommissioning trust, a portfolio of real estate assets and a portfolio of assisted living assets. He also serves as Vice Chairman, Chief Executive Officer and President of Constellation Health Services, Inc., a wholly-owned indirect subsidiary of CEG. Prior to joining CEG in 1984, Mr. Kesler was Controller of Westinghouse-Hittman Nuclear, Inc. and Manager of Budgets, Planning and Analysis with Maryland National Corporation.

KENNETH S. SWEET, JR. has been one of our Trustees since October 1997. Mr. Sweet is Chairman of GSA Management, LLC and Managing Director of GS Capital, LP, a venture capital and real estate partnership that he founded in 1991. In 1971, Mr. Sweet founded K.S. Sweet Associates, which specialized in real estate and venture capital investments. From 1957 to 1971 he was with The Fidelity Mutual Life Insurance Company. Mr. Sweet serves as a Director, Chairman of the Real Estate Committee and a member of the Finance Committee of Main Line Health and the Philadelphia Chapter of the Nature Conservancy. He also serves as Chairman of Bryn Mawr Hospital Foundation and is on the Advisory Committee of the Arthur Ashe Youth Tennis Center.

KENNETH D. WETHE has been one of our Trustees since January 1990. Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies. Mr. Wethe has over 25 years experience in the group insurance and employee benefits area.

HOW ARE THE TRUSTEES COMPENSATED?

o Employee Trustees receive no compensation, other than their normal salary, for serving on the Board of Trustees or its committees.

o    Non-employee Trustees receive the following:

     *    $15,000 annual fee;

     *    $1,000 per quarterly meeting;

     *    $500 per other meeting;

     *    Reimbursement for out-of-pocket expenses;

     *    Eligibility to participate in our 1998 Long Term Incentive Plan; and

     * Annual grants of options to purchase 5,000 common shares with an exercise price equal to the fair market value of the common shares on the date of grant. These options are exercisable beginning one year from the date of grant and expire ten years after the date of grant.

HOW ARE OUR TRUSTEES NOMINATED?

The nominating committee of the Board of Trustees is responsible for presenting nominations to the Board of Trustees and shareholders. In addition, our bylaws include procedures regarding shareholder nomination of Trustees, as previously described in this proxy statement.


WHAT ARE THE CURRENT COMMITTEES OF OUR BOARD OF TRUSTEES?

The Board of Trustees currently has four committees. The committees on which Trustees serve and the number of meetings held during 2001 are set forth below.


---------------------------------------------------------------------------------------------------------------
BOARD MEMBER                         AUDIT             INVESTMENT          COMPENSATION        NOMINATING
---------------------------------------------------------------------------------------------------------------
Jay H. Shidler                                            |X|                                      |X|
---------------------------------------------------------------------------------------------------------------
Betsy Z. Cohen                        |X|
---------------------------------------------------------------------------------------------------------------
Thomas F. Brady                                                               |X|                  |X|
---------------------------------------------------------------------------------------------------------------
Robert L. Denton                      |X|
---------------------------------------------------------------------------------------------------------------
Steven D. Kesler                                          |X|
---------------------------------------------------------------------------------------------------------------
Kenneth S. Sweet, Jr.                                     |X|                 |X|                  |X|
---------------------------------------------------------------------------------------------------------------
Kenneth D. Wethe                      |X|                 |X|
---------------------------------------------------------------------------------------------------------------
Meetings Held in 2001                  7                   8                   4                    1
---------------------------------------------------------------------------------------------------------------

During 2001, the Board of Trustees had four meetings. All of the Trustees attended a minimum of 75% of the total of the Board of Trustees' meetings and their committee meetings except for Betsy Z. Cohen.

AUDIT COMMITTEE - This committee reviews our accounting, financial reporting and internal control functions and recommends the annual appointment of our independent accountants and reviews their services. All members are independent non-employee Trustees.

INVESTMENT COMMITTEE - This committee approves all of our real estate investments and acquisitions. Investments of greater than $25 million must also be approved by the full Board of Trustees.

COMPENSATION COMMITTEE - This committee administers executive compensation programs, policies and practices. The committee also recommends senior management compensation to the Board of Trustees and administers our executive incentive plans. All members are independent non-employee Trustees.

NOMINATING COMMITTEE - This committee considers and recommends nominees for election as Trustees and officers. All members are independent non-employee Trustees.


                             OUR EXECUTIVE OFFICERS

Below is information with respect to our executive officers who are not Trustees.

RANDALL M. GRIFFIN, age 57, has been our President and Chief Operating Officer since September 1998. Mr. Griffin previously served as President of Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc. from June 1993 until September 1998. From 1990 through March 1993, Mr. Griffin worked as Vice President-Development for EuroDisney Development in Paris, France. From 1976 to 1990, Mr. Griffin served for Linclay Corporation, a St. Louis based real estate development, management and investment company, most recently as Executive Vice President and Chief Operating Officer. He serves as Chairman of the Board of Governors of The National Aquarium in Baltimore. He is Vice Chairman of the Maryland Economic Development Commission, and serves on its Executive Committee. He also serves on the Board of Trustees of the Greater Washington Initiative.

ROGER A. WAESCHE, JR., age 48, has been our Senior Vice President since September 1998 and our Chief Financial Officer since March 1999. Prior to joining us, Mr. Waesche was responsible for all financial operations of Constellation Real Estate, Inc., including treasury, accounting, budgeting and financial planning. Mr. Waesche also had primary responsibility for Constellation Real Estate, Inc.'s asset investment and disposition activities. Prior to joining Constellation Real Estate, Inc. in 1984, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand.

JOHN H. GURLEY, age 63, has been our Secretary, Senior Vice President and General Counsel since September 1998. Prior to joining us, Mr. Gurley served as Vice President and General Counsel of Constellation Real Estate, Inc. Prior to joining Constellation Real Estate, Inc. in 1987, Mr. Gurley spent 17 years with The Rouse Company where he worked eight years as Assistant General Counsel. Before that he worked in private practice for five years with Semmes, Bowen & Semmes where he provided a broad spectrum of real estate related services to various clients.

MICHAEL D. KAISER, age 50, has been President of Corporate Realty Management, LLC ("CRM") since April 1996 and President of Corporate Management Services, LLC, an indirect subsidiary, since January 2000. Prior to joining CRM, Mr. Kaiser served as Vice President of Asset Management of Constellation Realty Management, LLC. He has more than 24 years of real estate experience, including a background in development, leasing and management of real estate projects in the Baltimore-Washington area. He serves on the Board of Directors of the Baltimore Chapter of the Building Owners and Managers Association.

DWIGHT S. TAYLOR, age 57, has been President of Corporate Development Services, LLC ("CDS") since September 1999, previously serving as Senior Vice President since joining CDS in September 1998. Mr. Taylor has more than 25 years of real estate experience, including 14 years with Constellation Real Estate, Inc. prior to joining CDS and four years with The Rouse Company. From 1977 to 1981, Mr. Taylor was Senior Vice President of the Baltimore Economic Development Corporation. He currently serves as President of the Maryland Chapter and is on the national board of the National Association of Industrial and Office Properties. He served as Chairman of the Associated Black Charities from 1989 to 1991. He also serves on the Board of Directors of Micros Systems, Inc.

                      REPORT OF THE COMPENSATION COMMITTEE

WHAT IS OUR COMPENSATION PHILOSOPHY?

Our philosophy is to provide competitive compensation levels for senior management and to align compensation levels with the long-term interests of our shareholders. We have designed the compensation of the senior management team to motivate management to focus on our operating results and sustained shareholder value by:

o Establishing a plan that attracts, retains and motivates key management through competitive compensation within the REIT industry;
o Linking a portion of senior management compensation with the returns realized by shareholders; and
o Building a pay-for-performance system that encourages and rewards successful initiatives within a team environment based on company, business unit and individual objectives.

WHAT IS THE STRUCTURE OF OUR EXECUTIVE COMPENSATION?

The elements of our executive compensation program are:

o    base salary,
o    annual incentive awards,
o    long-term incentives, and
o    special awards in recognition of superior achievements.

Our compensation plan has been structured to provide incentives for senior management performance that promote continuing improvements in our financial results and share price over both the short and long-term.

HOW DO WE DETERMINE BASE SALARIES?

We determine base salaries by each individual's experience and comparisons to similar base salaries in other REITs and the real estate industry. Base salaries generally approximate the median of the salaries shown in our REIT peer group comparison. Special factors considered in determining the compensation of our CEO are discussed below. Changes in salaries will depend upon such factors as individual performance, compensation levels within the industry and the economic conditions affecting our business.

HOW DO WE DETERMINE ANNUAL INCENTIVE AWARDS?

We establish annual incentive award targets for the senior management team at the beginning of each fiscal year. The annual incentive award, which may be a combination of cash bonus and share option grants, is based on the individual's success in achieving those targets.

We base the amount of the award on a combination of two criteria: COPT's overall performance and business unit performance. The relative importance of these criteria is determined by the senior manager's position within our organization. The CEO and President and COO awards are based on operating results and shareholder return. The awards to other senior managers are based on operating results and shareholder return as well as other strategic accomplishments and performance of their business units. The overall operating objectives are based on measurements related to our funds from operations, adjusted funds from operations and total shareholder return. The bonus plan provides that no bonus will be paid unless a threshold level of performance, as approved by the Compensation Committee, is achieved. The Compensation Committee has the option to recommend to the Board of Trustees the increase of awards to members of the senior management team who have shown exemplary performance and far exceeded all objectives.

HOW DO WE DETERMINE THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER?

Mr. Hamlin served as our Chief Executive Officer during 2001. The compensation awarded to Mr. Hamlin consisted primarily of base salary. Mr. Hamlin's base salary is significantly below comparable REIT Chief Executive Officers. Mr. Hamlin's base salary was set at this level as a result of his substantial equity interest in Corporate Office Properties Trust as shown in the section entitled "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners."

                                                 COMPENSATION COMMITTEE

                                                 Kenneth S. Sweet, Jr.
                                                 Thomas F. Brady

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Corporate Office Properties Trust's Board of Trustees (the "Audit Committee") is comprised of three Trustees. Each of these Trustees meets the independence and experience requirements of the New York Stock Exchange. The Audit Committee adopted and, in May 2000, the Board of Trustees approved a written charter outlining the Audit Committee's practices. The Committee re-affirmed the charter in May 2001.

Management is responsible for the Company's financial statements, financial reporting process and internal financial controls. The independent auditors are responsible for performing an independent audit in accordance with generally accepted auditing standards and for issuing an opinion as to the conformity of the Company's annual financial statements to generally accepted accounting principles. The role of the Audit Committee is to assist the Board of Trustees in overseeing these activities.

The Audit Committee met quarterly with the Company's accounting and financial management team, general counsel and independent auditors. The Audit Committee also met with the Company's accounting and financial management team and independent auditors to review the Company's annual and quarterly consolidated financial statements prior to the Company's filing of such financial statements with the Securities and Exchange Commission.

Management has represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2001 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, which addresses communication between audit committees and independent auditors. The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the independent auditors regarding their independence from the Company and its management and considered whether the independent auditor's provision of non-audit services provided to the Company during 2001 is compatible with maintaining the auditor's independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the Company's audited consolidated financial statements be included in the Company's 2001 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                                   AUDIT COMMITTEE

                                                   Kenneth D. Wethe, Chairman
                                                   Betsy Z. Cohen
                                                   Robert L. Denton

            FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

For the year ended December 31, 2001, PricewaterhouseCoopers LLP, our independent auditors and principal accountant, billed the approximate fees set forth below:

     Fees for audit of consolidated financial statements and reviews
        of quarterly consolidated financial statements                      $121,805
     Fees for services to provide comfort on filings associated
        with Preferred Offerings                                             133,040
     Fees for tax compliance and consulting services                          51,615
     Fees for other services                                                  51,882

                         COMMON SHARES PERFORMANCE GRAPH

The graph and the table set forth below assumes $100 was invested on December 31, 1996 in the common shares of the predecessor corporation to Corporate Office Properties Trust and continued to be invested in Corporate Office Properties Trust after its reformation as a Maryland trust in March 1998. The graph and the table compare the cumulative return (assuming reinvestment of dividends) of this investment with a $100 investment at that time in the S&P 500 Index or the Equity Index of the National Association of Real Estate Investment Trusts ("NAREIT").

[In the printed document there appears a graph with the following plot points depicted]


                                      1996       1997       1998         1999           2000         2001
                                    -------     -------    -------      -------        -------      -------
Corporate Office Properties Trust   $100.00     $205.99    $158.25      $187.06        $265.44      $342.37
S&P 500                              100.00      133.36     171.48       207.56         188.66       166.24
NAREIT Equity                        100.00      120.26      99.21        94.63         119.58       136.24

                        SHARE OWNERSHIP OF OUR TRUSTEES,
                   EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS

The following table shows certain information as of March 22, 2002 regarding the beneficial ownership (as defined under the regulations of the Securities and Exchange Commission) of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than five percent of our outstanding common shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Each person named in the table below has sale, voting and investment power with respect to the securities listed opposite such person's name, except as otherwise noted.


                                                                    PERCENT OF        OPTIONS
                                                                    ALL COMMON      EXERCISABLE
                                                 COMMON SHARES        SHARES      WITHIN 60 DAYS
                                                 BENEFICIALLY      BENEFICIALLY    OF MARCH 22,
                                                   OWNED(1)          OWNED(2)          2002
                                                 -------------     ------------   --------------
United Properties Group, Inc.(3)...............    2,420,672            9.6               --
Barony Trust Limited (4).......................    2,049,345            8.6               --
Jay H. Shidler (5).............................    3,770,817           14.4            22,500
Clay W. Hamlin, III (6)........................    4,681,010           17.3           427,500
Betsy Z. Cohen.................................       17,000              *            15,000
Robert L. Denton (7)...........................      449,910            1.9            15,000
Steven D. Kesler...............................       15,468              *            15,000
Kenneth S. Sweet, Jr..........................        43,875              *            22,500
Kenneth D. Wethe...............................       27,835              *            27,500
Randall M. Griffin.............................      760,093            3.3           443,068
Roger A. Waesche, Jr...........................      214,125              *           105,000
John H. Gurley.................................       85,076              *            85,076
Michael D. Kaiser..............................       92,500              *            42,500
Dwight S. Taylor...............................       86,850              *            42,500
All Trustees and Executive Officers as a Group
    (12 persons)...............................    10,244,559         27.5%         1,263,144

------------------
*    Represents less than one percent.

(1) Assumes that all units of our operating partnership are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units. Also assumes the conversion of preferred shares that are convertible into our common shares and includes common shares issuable under options exercisable within 60 days of March 22, 2002.
(2) Common shares issuable upon the conversion of units in our operating partnership and the exercise of stock options exercisable currently or within 60 days of March 22, 2002 are deemed outstanding and to be beneficially owned by the person holding such units or options for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3) United Properties Group, Inc. is located at 305 West Grand Street, Suite 100, Montvale, New Jersey 07645. United Properties Group, Inc.'s common shares beneficially owned include preferred units in our operating partnership that are convertible into 2,420,672 common units in our operating partnership.
(4) Barony Trust Limited is located at 7 Athol Street, Douglas, Isle of Mann, British Isles IM 1 1LD. Barony Trust Limited's common shares beneficially owned include preferred shares that are convertible into 1,196,800 common shares.
(5) Jay Shidler's address is 810 Richards Street, Suite 1000, Honolulu, Hawaii 96813. Mr. Shidler's common shares beneficially owned include 3,448,317 common units in our operating partnership exchangeable for common shares.
(6) Clay Hamlin's address is 401 City Avenue, Suite 615, Bala Cynwyd, Pennsylvania 19004. Mr. Hamlin's common shares beneficially owned include 3,947,910 common units in our operating partnership exchangeable for common shares.
(7) Robert Denton's common shares beneficially owned include 434,910 common units in our operating partnership exchangeable for common shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require that we disclose late filings of initial reports of share ownership and reports of changes in share ownership by our Trustees, officers and greater than 10% shareholders. Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us and other information provided by this person, we believe that during the year ended December 31, 2001, our Trustees, officers and greater than 10% shareholders filed all required reports on a timely basis.

                           SUMMARY COMPENSATION TABLE


The table below provides information about the annual compensation of our Chief Executive Officer and our other four most highly compensated executive officers during 2001.

                                                                                LONG TERM COMPENSATION
                                                                              --------------------------
                                            ANNUAL COMPENSATION($)                     AWARDS
                                       -----------------------------------    --------------------------
                                                                              RESTRICTED
                                                                                SHARE        SECURITIES        OTHER
                                                            OTHER ANNUAL        AWARDS       UNDERLYING    COMPENSATION
NAME AND POSITION              YEAR    SALARY    BONUS (1)  COMPENSATION (2)    ($) (3)      OPTIONS (4)     ($) (5)
-----------------------------------------------------------------------------------------------------------------------
Clay W. Hamlin, III            2001   $100,000   $   --       $ 13,108              --             --        $ 6,373
Chief Executive Officer        2000    103,462       --         28,776              --         225,000         7,643
                               1999     90,000       --            --               --         200,000         6,765
-----------------------------------------------------------------------------------------------------------------------
Randall M. Griffin             2001    366,353    240,000      182,399              --          50,000        10,142
President and Chief            2000    350,190    131,438      103,653           97,565        105,000         9,291
    Operating Officer          1999    311,585    170,000        7,962        2,212,500        300,000        12,838
-----------------------------------------------------------------------------------------------------------------------
Roger A. Waesche, Jr.          2001    218,462    160,781       48,021          233,450            --          7,363
Senior Vice President and      2000    186,547     58,203       27,914              --         155,000         5,452
    Chief Financial            1999    170,993     80,000       13,257          576,172            --          7,256
    Officer
-----------------------------------------------------------------------------------------------------------------------
Michael D. Kaiser              2001    147,677     55,200       29,823              --             --          5,017
President of Corporate         2000    141,235     44,550       16,897              --          20,000         3,919
    Realty                     1999    134,774     37,000        5,762          368,750            --          2,418
    Management, LLC
-----------------------------------------------------------------------------------------------------------------------
Dwight S. Taylor               2001    174,240     63,338       27,948              --          75,000         5,250
President of Corporate         2000    156,923     40,994       17,003              --          20,000         6,202
    Development                1999    139,820     50,000        9,000          322,656            --          4,242
    Services, LLC
-----------------------------------------------------------------------------------------------------------------------

(1) Cash bonuses paid for 2001 and 2000 were reduced by the amount of dividends paid on certain common shares subject to forfeiture restrictions.
(2) Includes income tax payments associated with the lapsing of forfeiture restrictions on common share grants as follows: Mr. Griffin: $173,584 in 2001 and $93,164 in 2000; Mr. Waesche: $43,396 in 2001, $23,290 in 2000 and
     $9,002 in 1999; Mr. Kaiser: $27,773 in 2001, $14,906 in 2000 and $5,762 in
     1999; and Mr. Taylor: $24,304 in 2001, $13,043 in 2000 and $5,040 in 1999.
     Also includes taxable auto allowances and personal financial and tax preparation fees paid by the Company on behalf of the officers.
(3) Represents the value of grants of common shares that were made under our 1998 Long Term Incentive Plan based on the closing market price of our common shares on the date of grant. The 2000 and 1999 share grants are subject to forfeiture restrictions that lapse annually as the employee remains employed by us and the Company attains defined earnings or shareholder return growth targets. The lapsing of the forfeiture restrictions on the 2000 and 1999 share grants as a percentage of the number of shares granted follows: for Mr. Griffin-15% in 2000, 15% in 2001, 15% in 2002, 25% in 2003 and 30% in 2004; for Mr. Waesche, Mr. Kaiser and Mr. Taylor-5% in 1999, 10% in 2000,

     15% in 2001, 15% in 2002, 25% in 2003 and 30% in 2004. The 2001 share grants lapse annually in 25% increments through 2005 as the employee remains employed by us. Holders of these shares have the right to vote and receive dividends on the shares. As of December 31, 2001, the total holdings of common shares granted and the market value of such holdings (based on the closing price per common share as reported on the New York Stock Exchange of $11.87) were as follows: Mr. Griffin: 312,500 shares ($3,709,375); Mr. Waesche: 101,125 shares ($1,200,354); Mr. Kaiser: 50,000 shares ($593,500); and Mr. Taylor: 43,750 shares ($519,313).
(4) Share options are reported based on the calendar year the grants of such options took place, although certain option grants occurring in a reporting year are attributable to the prior reporting year.
(5)  Includes Company matching of officers' 401(k) contributions.

                              EMPLOYMENT AGREEMENTS

We have an employment agreement with Clay W. Hamlin, III currently in effect through December 31, 2002 with continuous and self-renewing one-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Hamlin's current base salary is $100,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $22,900 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Hamlin based upon constructive termination: (1) payment equal to his base annual salary multiplied by two; (2) payment equal to the average of his two most recent annual incentive awards multiplied by two; and (3) perquisites and benefits for 12 to 24 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three;
(3) perquisites and benefits for 12 to 24 months following termination; and (4) reimbursement for any parachute excise taxes. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Randall M. Griffin for a five-year basic term commencing July 1, 1999 with a continuous and self-renewing three-year term after the third year of the basic term without further action unless terminated by either party on one day's prior notice. Under the agreement, Mr. Griffin's current base salary is $385,200 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $16,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Griffin based upon constructive termination: (1) payment equal to his base annual salary multiplied by three;
(2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 12 to 24 months following termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by the greater of the number of years remaining in his contract or three years; (2) payment equal to the average of his three most recent annual incentive awards multiplied by the greater of the number of years remaining in his contract or three years; (3) perquisites and benefits for 12 to 24 months following termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Roger A. Waesche, Jr. for a three-year term commencing July 1, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Waesche's current base salary is $240,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $13,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides the following severance package in the event of his termination by us without cause or by Mr. Waesche based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 12 to 24 months following termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 12 to 24 months following termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Dwight S. Taylor for a three-year term commencing September 15, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Taylor's current base salary is $185,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $14,200 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Taylor based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 12 to 24 months following termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 12 to 24 months following termination;
(4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

We have an employment agreement with Michael D. Kaiser for a three-year term commencing September 15, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Kaiser's current base salary is $150,800 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $13,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his disability or termination by us without cause or by Mr. Kaiser based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three;
(3) perquisites and benefits for 12 to 24 months; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 12 to 24 months; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               Number of        Percent of      Weighted
                             Common Shares        Total         Average
                               Underlying        Options        Exercise
                            Options Granted     Granted to      Price per                             Grant Date
Name                              (1)           Employees      Common Share    Expiration Date    Present Value (2)
----                        ---------------     -----------    ------------    ---------------    -----------------
Clay W. Hamlin, III                 --              --                --              --                  --

Randall M. Griffin               50,000             6.5             $9.90          3/8/11             $50,500

Roger A. Waesche, Jr.               --              --                --              --                  --

Mike D. Kaiser                      --              --                --              --                  --

Dwight S. Taylor                 75,000             9.8             $9.90          3/8/11             $75,750

------------------

(1) The options granted to Mr. Griffin and Mr. Taylor in 2001 are exercisable beginning on March 8, 2005.
(2) We chose to use the Black-Scholes option-pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. The following assumptions were made for purposes of calculating the grant date present value: an expected life of 4.0 years, volatility of 25.85%, a dividend yield of 8.06% and a risk-free interest rate of 4.71%. The real value of the options in this table depends upon the actual performance of our common shares during the applicable period.

                              YEAR END OPTION VALUE


The table below provides information about the value of share options unexercised at the end of 2001 for executive officers listed in the Summary Compensation Table previously set forth. Value is calculated using the difference between the option exercise price and the year-end common share price multiplied by the number of common shares underlying the options. None of the executive officers on the table below exercised share options during 2001.

                            No. of Shares Underlying         Value of Unexercised
                             Unexercised Options at        in-the-money Options at
                                December 31, 2001              December 31, 2001
                           ---------------------------   -----------------------------
Name                       Exercisable   Unexercisable   Exercisable    Unexercisable
----                       -----------   -------------   -----------    -------------
Clay W. Hamlin, III          427,500           --        $1,489,825      $      --
Randall M. Griffin           275,000        380,000         756,750       1,569,350
Roger A. Waesche, Jr.        105,000        237,500         311,663         296,838
Michael D. Kaiser             42,500          5,000         135,725          21,225
Dwight S. Taylor              42,500         80,000         135,725          21,225

                              CERTAIN TRANSACTIONS

During 2001, we acquired two parcels of land for $469,000 from Constellation Real Estate, Inc. ("Constellation"), which at the time was our largest shareholder and designated two of the eight members on our Board of Trustees. Constellation sold its security holdings in Corporate Office Properties Trust on March 5, 2002.

We recognized revenue of $103,000 in 2001 on office space leased to Constellation Real Estate, Inc.

                              INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP audited our financial statement for the year ended December 31, 2001. We have selected PricewaterhouseCoopers LLP as our auditors for 2002. We expect one of its representatives to be present at the Annual Meeting. The representative will have an opportunity to make a statement, if they desire to do so, and to answer questions.

                           ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission that includes all financial statements and schedules. You must make this request in writing to the Vice President-Investor Relations, at IR@COPT.COM or 8815 Centre Park Drive, Suite 400, Columbia, MD 21045.

                       CORPORATE OFFICE PROPERTIES TRUST

                         ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 16, 2002
                                   10:00 A.M.

                        THE WORLD TRADE CENTER BALTIMORE
                             401 EAST PRATT STREET
                              BALTIMORE, MARYLAND


----------------------------------------------------------------------------


[LETTERHEAD]                                                         PROXY
--------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR USE AT THE ANNUAL MEETING ON MAY 16, 2002.

The common shares you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Clay W. Hamlin, III and Randall M. Griffin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Corporate Office Properties Trust, c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.


                               PLEASE DETACH HERE

              THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ITEM 1.

1. Election of Trustees:   01 Betsy Z. Cohen           | | Vote FOR            | | Vote WITHHELD
                           02 Robert L. Denton             both nominees           from both nominees
                                                           (except as marked)

                                                                            _______________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)    _______________________________


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.


Address Change? Mark Box | |
indicate changes below:                                             Date: __________________



                                                                    _______________________________

                                                                    _______________________________

                                                                    Signature(s) in Box
                                                                    Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees,
                                                                    administrators, etc., should include title and authority.
                                                                    Corporations should provide full name of corporation and title of authorized officer signing the proxy.